Exhibit 99.1

BPY AND GGP ANNOUNCE ELECTION DEADLINE FOR GGP COMMON STOCKHOLDERS IN

CONNECTION WITH PENDING TRANSACTION

Deadline for GGP common stockholders to make their elections is

5:00 p.m. (Eastern Time) on August 21, 2018

GGP common stockholders can elect to receive for their shares cash and/or equity, and can further elect to receive equity in the form of BPR class A stock or BPY units

July 27, 2018 - As previously announced, on March 26, 2018, Brookfield Property Partners L.P. (“BPY”) (NASDAQ: BPY; TSX: BPY.UN) and GGP Inc. (“GGP”) (NYSE: GGP) entered into a definitive agreement pursuant to which BPY has agreed to acquire all of the shares of GGP common stock not already owned by BPY and its affiliates through a series of transactions (collectively, the “Transactions”), including, among other things, the payment of a special dividend (the “Pre-Closing Dividend”). Following the previously announced receipt yesterday of the requisite stockholder approval of the Transactions and the exchange earlier today of all shares of GGP common stock owned by certain affiliates of BPY for series B preferred stock of GGP, GGP today announced that it has declared the Pre-Closing Dividend to the holders of record of GGP common stock (not including restricted GGP common stock and not including any such shares of GGP common stock exchanged by affiliates of BPY for series B preferred stock of GGP) as of the end of trading today on the NYSE.

Election Details

GGP common stockholders entitled to make an election, and who do not wish to be deemed to have made a cash election and an election to receive BPY limited partnership units (“BPY units”) to the extent such holder is entitled to receive any equity due to proration, will need to make two elections for their shares of GGP common stock, subject to proration: (1) an election to receive cash and/or equity and (2) a further election to receive any equity they are entitled to receive either in the form of class A stock of Brookfield Property REIT Inc. (“BPR”) (the surviving corporation following the consummation of the Transactions) or BPY units. GGP will mail an election form to GGP common stockholders who are entitled to receive the Pre-Closing Dividend for purposes of making their elections. GGP common stockholders must return properly completed election forms by no later than 5:00 p.m. (Eastern Time) on August 21, 2018 for their elections to be valid.

Any holder of shares of GGP common stock who is entitled to make an election for which an effective, properly completed election form has not been received by such deadline will be deemed to have made a cash election and will be deemed to have made an election to receive BPY units to the extent such holder is entitled to receive any equity due to proration. Thus, any holder of shares of GGP common stock who wishes to receive a portion of such holder’s Pre-Closing Dividend in class A stock of BPR must make both elections described above and submit a properly completed election form prior to the deadline.

GGP common stock is currently trading, and will continue to trade, on the NYSE with “due bills” attached, through (and including) the payment date for the Pre-Closing Dividend. Holders of GGP common stock as of the record date for the Pre-Closing Dividend who transfer shares of GGP common stock (including the due bill) on the NYSE during this period will still receive the Pre-Closing Dividend in accordance with their elections. However, the transferor of such shares will be obligated to deliver to the transferee, and the transferee will be entitled to receive from the transferor, the default cash election in the Pre-Closing Dividend and BPY units (as opposed to the BPR class A stock) to the extent any equity is entitled to be received due to proration (regardless of any elections that are made by such transferor). The NYSE has confirmed that it will not issue an ex-dividend date with respect to the Pre-Closing Dividend.

BPY and GGP have filed with the U.S. Securities and Exchange Commission (the “SEC”) a post-effective amendment to their previously filed registration statements on Form F-4 and Form S-4 to include the election form as an exhibit. GGP stockholders may obtain free copies of the election form by contacting D.F. King & Co., Inc., BPY’s information agent, toll free via telephone at (800) 290-6424 or by email at GGP@dfking.com or BPY Investor Relations at bpy.enquiries@brookfield.com or +1 (855) 212-8243 or GGP Investor Relations at (312) 960-5000. For more detailed and complete information on the election, please refer to the election form.

Transaction Timing

The closing of the Transactions remains subject to, among other things, the satisfaction of customary closing conditions and is expected to occur by the end of August of this year.

About Brookfield Property Partners L.P.

Brookfield Property Partners is one of the world’s largest commercial real estate companies, with approximately $69 billion in total assets. We are leading owners, operators and investors in commercial real estate, with a diversified portfolio of premier office and retail assets, as well as interests in multifamily, triple net lease, industrial, hospitality, self-storage, student housing and manufactured housing assets. Brookfield Property Partners is listed on the NASDAQ and Toronto stock exchanges. Further information is available at bpy.brookfield.com.

Brookfield Property Partners is the flagship listed real estate company of Brookfield Asset Management, a leading global alternative asset manager with over $285 billion in assets under management.

About GGP Inc.

GGP Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Brookfield Contact:

Matthew Cherry

SVP, Investor Relations & Communications

O: (212) 417-7488

M: (917) 209-7343

matthew.cherry@brookfield.com

GGP Inc. Contact:

Kevin Berry

EVP Human Resources & Communications

O: (312) 960-5529

M: (708) 308-5999

kevin.berry@ggp.com

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction contemplated by the Agreement and Plan of Merger, dated as of March 26, 2018 and as amended on June 25, 2018, among BPY, Goldfinch Merger Sub Corp. and GGP (as may be further amended or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”). This communication may be deemed to be solicitation material in respect of the proposed transaction involving BPY and GGP. In connection with the proposed transaction, BPY filed with the SEC a registration statement on Form F-4 (File No.: 333-224594) that includes a prospectus of BPY (the “BPY prospectus”), and GGP filed with the SEC a registration statement on Form S-4 (File No.: 333-224593) that includes a proxy statement/prospectus of GGP (the “GGP proxy statement/prospectus”). The parties also filed a Rule 13E-3 transaction statement on Schedule 13E-3. The registration statements filed by BPY and GGP were declared effective by the SEC on June 26, 2018 and GGP has mailed the GGP proxy statement/prospectus in definitive form to its stockholders of record as of the close of business on June 22, 2018. Each of BPY and GGP may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the BPY prospectus, the GGP proxy statement/prospectus, the registration statements or any other document which BPY or GGP may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE ABOVE-REFERENCED AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT BPY, GGP, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders may obtain free copies of the above-referenced and other documents filed with the SEC by BPY and GGP, when available, through the SEC’s website at http://www.sec.gov. In addition, investors may obtain free copies of the above-referenced and other documents filed with the SEC by BPY, when available, by contacting BPY Investor Relations at bpy.enquiries@brookfield.com or +1 (855) 212-8243 or at BPY’s website at http://bpy.brookfield.com, and may obtain free copies of the above-referenced and other documents filed with the SEC by GGP, when available, by contacting GGP Investor Relations at (312) 960-5000 or at GGP’s website at http://www.ggp.com.

Non-solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward-Looking Statements

This communication contains “forward-looking information” within the meaning of Canadian provincial securities laws and applicable regulations and “forward-looking statements” within the meaning of “safe harbor” provisions of applicable U.S. securities laws, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature or depend upon or refer to future events or conditions, include statements regarding the expected timing, completion and effects of the proposed transaction, our operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods, and include words such as “expects,” “anticipates,” “plans,” “believes,” “estimates,” “seeks,” “intends,” “targets,” “projects,” “forecasts,” “likely,” or negative versions thereof and other similar expressions, or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.”

Although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievement expressed or implied by such forward-looking statements and information.

Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstance that could affect the proposed transaction on the anticipated terms and timing, including the risk that the proposed transaction may not be consummated; risks related to BPY’s ability to integrate GGP’s business into its own and the ability of the combined company to attain expected benefits therefrom; risks incidental to the ownership and operation of real estate properties including local real estate conditions; the impact or unanticipated impact of general economic, political and market factors in the countries in which we do business; the ability to enter into new leases or renew leases on favorable terms; business competition; dependence on tenants’ financial condition; the use of debt to finance our business; the behavior of financial markets, including fluctuations in interest and foreign exchange rates; uncertainties of real estate development or redevelopment; global equity and capital markets and the availability of equity and debt financing and refinancing within these markets; risks relating to our insurance coverage; the possible impact of international conflicts and other developments including terrorist acts; potential environmental liabilities; changes in tax laws and other tax related risks; dependence on management personnel; illiquidity of investments; the ability to complete and effectively integrate other acquisitions into existing operations and the ability to attain expected benefits therefrom; operational and reputational risks; catastrophic events, such as earthquakes and hurricanes; and other risks and factors detailed from time to time in our documents filed with the securities regulators in Canada and the United States.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements or information, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may be as a result of new information, future events or otherwise.